POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Edward Forman, Jacob Silverman and Noah Gottdiener as his true and lawful attorney-in-fact, solely for the following purposes, and hereby confers upon each such attorney-in-fact full power and authority to perform each and all of the following acts in the name of and on behalf of the undersigned.

(1)	To prepare, execute and file with the United States Securities and Exchange
Commission (i) the Uniform Application for Access Codes to File on EDGAR ("Form
ID") and receive on behalf of the undersigned any notice given to the undersigned in connection with the Form ID and (ii) any filings required by
Section 16 of the Securities and Exchange Act of 1934; and

(2)	To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of September, 2007.


/s/ Gerard Creagh
By: Gerard Creagh
Address: 55 East 52nd Street
         New York, NY 10055